
                                                                     Exhibit 4.1



                          THE L. S. STARRETT COMPANY

                           401(k) STOCK SAVINGS PLAN

               (Amended and Restated Effective January 1, 1989)
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                          THE L. S. STARRETT COMPANY
                           401(K) STOCK SAVINGS PLAN

                               TABLE OF CONTENTS

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ARTICLE I
     INTRODUCTION...........................................................
          1.1  Amendment and Restatement....................................
          1.2  Purpose......................................................
          1.3  Defined Terms................................................

ARTICLE II
     DEFINITIONS............................................................
          2.1  "Accounts"...................................................
          2.2  "Affiliated Company".........................................
          2.3  "Basic Contribution".........................................
          2.4  "Beneficiary"................................................
          2.5  "Board of Directors".........................................
          2.6  "Code".......................................................
          2.7  "Company"....................................................
          2.8  "Company Account"............................................
          2.9  "Compensation"...............................................
          2.10  "Eligible Employee".........................................
          2.11  "Employee"..................................................
          2.12  "Employer"..................................................
          2.13  "Entry Date"................................................
          2.14  "ERISA".....................................................
          2.15  "Highly Compensated Employee"...............................
          2.16  "Limitation Year"...........................................
          2.17  "Matching Company Contribution".............................
          2.18  "Normal Retirement Age".....................................
          2.19  "Participant"...............................................
          2.20  "Participant Account".......................................
          2.21  "Participating Company".....................................
          2.22  "Pay Deferral Contribution".................................
          2.23  "Period of Service".........................................
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          2.24  "Plan"......................................................
          2.25  "Plan Year".................................................
          2.26  "Qualified Domestic Relations Order"........................
          2.27  "Rollover Contribution".....................................
          2.28  "Rollover Account"..........................................
          2.29  "Savings Plan Committee"....................................
          2.30  "Section"...................................................
          2.31  "Stock".....................................................
          2.32  "Supplemental Contribution".................................
          2.33  "Trust".....................................................
          2.34  "Trust Fund"................................................
          2.35  "Trustee"...................................................
          2.36  "Valuation Date"............................................

ARTICLE III
     PARTICIPATION..........................................................
          3.1  Eligibility for Participation................................
          3.2  Commencement of Participation................................
          3.3  Duration of Participation....................................
          3.4  Reemployment of Former Participants..........................

ARTICLE IV
     ACCOUNTS...............................................................
          4.1  Participant Accounts.........................................
          4.2  Company Accounts.............................................
          4.3  Rollover Accounts............................................
          4.4  Adjustment of Accounts.......................................
          4.5  Investment of Accounts.......................................
          4.6  Annual Statement.............................................

ARTICLE V
     PAY DEFERRAL AGREEMENTS................................................
          5.1  Pay Deferral Agreement.......................................
          5.2  Suspension or Modification of Pay Deferral Agreement.........
          5.3  Procedure for Making and Suspending Pay Deferral Agreement...
          5.4  Pay Deferral Contributions...................................
          5.5  Rollover Contributions.......................................
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          5.6  Time for Making Pay Deferral Contributions...................
          5.7  Certain Limits Apply.........................................
          5.8  Return of Contributions......................................

ARTICLE VI
     COMPANY CONTRIBUTIONS..................................................
          6.1  Amount of Matching Company Contribution......................

ARTICLE VII
     LIMITS ON CONTRIBUTIONS................................................
          7.1  Code Section 404 Limits......................................
          7.2  Code Section 415 Limits......................................
          7.3  Code Section 402(g) Limits...................................
          7.4  Code Section 401(k)(3) Limits................................
          7.5  Code Section 401(m) Limits...................................

ARTICLE VIII
     VALUATION OF TRUST FUND................................................
          8.1  Valuation by Trustee.........................................

ARTICLE IX
     DISTRIBUTION OF BENEFITS...............................................
          9.1  Vested Rights................................................
          9.2  Benefits upon Separation from Service........................
          9.3  Forfeitures..................................................
          9.4  Disability and Retirement Benefits...........................
          9.5  Death Benefits...............................................
          9.6  Time of Distribution.........................................
          9.7  Payments to Incompetents or Minors...........................
          9.8  Form of Distribution.........................................
          9.9  Optional Direct Transfer of Eligible Rollover Distributions..
          9.10  Latest Commencement of Benefits.............................

ARTICLE X
     WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE...........................
          10.1  Hardship Withdrawals........................................
          10.2  Effect of Hardship Withdrawal...............................
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ARTICLE XI
     LOANS TO PARTICIPANTS..................................................
          11.1  In General..................................................
          11.2  Rules and procedures........................................
          11.3  Repayment upon distribution.................................
          11.4  Default.....................................................
          11.5  Note as trust asset.........................................
          11.6  Administrative fee..........................................

ARTICLE XII
     TRUSTEE AND THE TRUST FUND.............................................
          12.1  Trustee.....................................................
          12.2  Voting of Stock.............................................
          12.3  Trust Fund..................................................

ARTICLE XIII
     ADMINISTRATION OF THE PLAN.............................................
          13.1  The Company.................................................
          13.2  Plan Administration and Interpretation......................
          13.3  Other Powers of the Company.................................
          13.4  Consultations by the Company................................
          13.5  Finality of Actions.........................................
          13.6  Indemnification.............................................
          13.7  Compensation and Expenses...................................
          13.8  Claim and Appeal Procedure..................................

ARTICLE XIV
     AMENDMENT AND TERMINATION..............................................
          14.1  Amendment of Plan...........................................
          14.2  Termination of Plan.........................................
          14.3  Binding effect on other Participating Companies.............

ARTICLE XV
     SPECIAL TOP-HEAVY PROVISIONS...........................................
          15.1  Provisions to Apply.........................................
          15.2  Minimum Contribution........................................
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          15.3  Special Vesting Schedule....................................
          15.4  Adjustment to Limitation on Benefits........................
          15.5  Definitions.................................................

ARTICLE XVI
     SPECIAL PROVISIONS.....................................................
          16.1  Rights of Employees.........................................
          16.2  Merger or Consolidation of Plan; Transfer of Plan Assets....
          16.3  Limitation of Assignment....................................
          16.4  Distributions under Qualified Domestic Relations Orders.....
          16.5  Rules of Construction.......................................
          16.6  Governing Law...............................................

                                   ARTICLE I
                                 INTRODUCTION

     1.1  Amendment and Restatement.  This Plan amends, restates and continues
          -------------------------
The L.S. Starrett Company 401(k) Stock Savings Plan. Except as otherwise specifically and expressly provided herein, the provisions of the Plan as set forth below will be effective as of January 1, 1989 or such earlier date required for a provision under the applicable provisions of the Code and the regulations thereunder. The original effective date of the Plan is March 1, 1986.

     1.2  Purpose.  The purpose of the Plan is to provide Eligible Employees of
          -------
the Participating Companies with tax-effective long-term savings opportunities. The Plan and its related Trust are intended to qualify as a profit-sharing plan and trust under Code sections 401(a) and 501(a), and the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k). The provisions of the Plan and Trust shall be construed and applied accordingly. Except as otherwise provided in Section 5.8, Article XIV and
Section 16.4, no part of the corpus or income of the Trust Fund will be used for, or diverted to, any purposes other than for the exclusive benefit of Participants, former Participants, and their Beneficiaries and for the payment of expenses of administering the Plan and Trust.

     1.3  Defined Terms.  All capitalized terms used in the following
          -------------
provisions of the Plan have the meanings given them under the Article entitled "Definitions."

                                  ARTICLE II
                                  DEFINITIONS

     Wherever used in the Plan the following words and phrases shall have the meanings set forth in this Article II unless a different meaning is plainly required by the context.

     2.1 "Accounts" mean, for any Participant, the accounts established by the Trustee to which contributions made for the Participant's benefit, and any allocable income, expense, gain and loss, are allocated. References to a Participant's Participant Account, Company Account, and Rollover Account, respectively, refer to those Accounts established for a Participant to which the respective contributions are allocated.

     2.2 "Affiliated Company" means (a) any corporation (other than the Company) that is a member of a controlled group of corporations (as defined by Code section 414(b)) of which the Company is also a member, (b) any trade or business (other than the Company), whether or not incorporated, that is under common control (as defined in Code section 414(c)) with the Company, (c) any trade or business (other than the Company) that is a member of an affiliated service group (as defined in Code section 414(m)) of which the Company is also a member, or (d) to the extent required by regulations issued under Code section 414(o), any other organization. No such corporation, trade or business, or other organization shall be treated as an Affiliated Company prior to the date such organization satisfies the foregoing control or affiliation tests. In identifying any "Affiliated Companies" for purposes of the Code section 415 limits, the definitions in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

     2.3 "Basic Contribution" means, in the case of any Participant for any period, that portion of the Pay Deferral Contribution made for the Participant's benefit for such period which is designated by the Company as the "Basic Contribution," up to a maximum of 15% of the Compensation of such Participant during such period. The Company may from time to time reduce (including to zero) the percentage rate of Pay Deferral Contributions eligible to be treated as "Basic Contributions."

     2.4 "Beneficiary" means the person or persons designated by a Participant pursuant to the provisions of Section 9.5(a) to receive benefits under the Plan upon the death of such Participant.

     2.5  "Board of Directors" means the Board of Directors of the Company.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     2.7 "Company" means The L.S. Starrett Company, and any successor to all or a major portion of its assets or business which assumes the obligations of the Company under the Plan.

     2.8  "Company Account" means the account established pursuant to Section
6.1 for each Participant's share of Matching Company Contributions (and earnings attributable thereto).

     2.9  "Compensation" means,

          (a) for purposes of determining the Code section 415 limits and the amount of any minimum contribution under the special top-heavy provisions, the Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income, including but not limited to commissions, compensation for services on the basis of a percentage of profits, bonuses, fringe benefits, reimbursements, and expense allowances, but not including those items excludable from the definition of compensation under Treasury Regulation section 1.415-2(d)(3);

          (b) for purposes of determining the status of an individual as a Highly Compensated Employee or a key employee, the same as described in (a) above, but increased by any such amounts that would have been received by the individual from the Employer but for an election under Code sections 125, 401(k), or 402(h); and

          (c) for all other purposes under the Plan, the same as in (b) above, but excluding amounts in the form of non-cash compensation (even if includible in gross income), including but not limited to imputed compensation from group term life insurance, amounts received in connection with any stock awards, reimbursements for professional fees, and moving or other expense reimbursements.

          (d) Compensation shall include only that Compensation which is actually paid to the Participant during the applicable Plan Year. For purposes of (b) and (c) above, Compensation for any individual will be limited for any Plan Year beginning after

     December 31, 1988. For each Plan Year on or after January 1, 1989 and before January 1, 1994, the limit shall be $200,000 (or such larger amount as the Secretary of the Treasury may determine for such Plan Year under Code section 401(a)(17)). For each Plan Year on or after January 1, 1994, the limit shall be $150,000 (or such larger amount as the Secretary of Treasury may determine for such Plan Year under Code section 401(a)(17)). If the period for determining Compensation used in calculating a Participant's allocation for a determination period is shorter than 12 months, the annual Compensation limit shall be an amount equal to the otherwise applicable limit multiplied by a fraction, the numerator of which is the number of months in the period, and the denominator of which is 12. In determining the Compensation of a Participant for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the limitation under Code section 401(a)(17) is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

     2.10 "Eligible Employee" means any Employee who is employed by a Participating Company. In no event shall an individual who is treated as an Employee solely by reason of being a "leased employee" within the meaning of Code section 414(n) become an Eligible Employee until he or she becomes actually employed by a Participating Company.

     2.11 "Employee" means any person who is employed by the Employer, including any leased employee and any other person required to be treated as an employee pursuant to Code sections 414(n) and 414(o).

     2.12 "Employer" means the Participating Companies and all Affiliated Companies.

     2.13 "Entry Date" means, with respect to each Eligible Employee, the Eligible Employee's first payroll date of each pay period during each calendar year as well as any other date specified by the Savings Plan Committee.

     2.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended, and any successor statute or statutes of similar import.

     2.15 "Highly Compensated Employee" means an Employee who is a "highly compensated employee" within the meaning of Code section 414(q). The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

          (a) A highly compensated active Employee includes any Employee who performs service for an Employer during the determination year and who, during the look-back year: (1) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Code section 414(q)(1)); (2) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Code section 414(q)(1)) and was a member of the top-paid group for such year; or
(3) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code section 415(b)(1)(A).

          (b) The term Highly Compensated Employee also includes: (1) an Employee who is described in paragraph (a) if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (2) an Employee who is a 5 percent owner at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (a)(3) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

          (c) A highly compensated former Employee includes any Employee who separated (or was deemed to have separated) from service prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

          (d) If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5 percent owner or top 10 Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top 10 Highly

Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions equal to the sum of such compensation and contributions of the family member and 5 percent owner or top 10 Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

          (e) The top paid group shall consist of the top 20 percent of active Employees, ranked on the basis of Compensation received from the Employer during the year. The number of officers treated as Highly Compensated Employees shall be limited to the lesser of (1) 50 Employees or (2) the greater of 3 Employees or 10 percent of all Employees. If there is not at least one officer whose Compensation is in excess of 50 percent of the limit in Code section 415(b)(i)(A), then the highest paid officer of the Employer shall be treated as a Highly Compensated Employee. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code section 414(q).

     2.16 "Limitation Year" means, for periods beginning prior to 1994, the Company's taxable year for federal income tax purposes. Effective June 26, 1994, "Limitation Year" means the calendar year.

     2.17 "Matching Company Contribution" means the Company contribution made on behalf of each Participant under the Plan for whom a Basic Contribution is made pursuant to Section 5.4.

     2.18 "Normal Retirement Age" means age 65.

     2.19 "Participant" means an Eligible Employee who has satisfied the eligibility requirements for Plan Participation set forth in Article III and has submitted the required pay deferral agreement to the Company pursuant to Section 5.1.

     2.20 "Participant Account" means the account established for each Participant pursuant to Section 4.1 for all contributions made under a pay deferral agreement (and earnings attributable thereto).

     2.21 "Participating Company" means the Company and any other affiliate or company or subsidiary of the Company which has adopted the Plan with the approval of the Board of

Directors. Schedule A, attached to the Plan and updated periodically, contains a list of Participating Companies and their respective dates of participation.

     2.22 "Pay Deferral Contribution" means, in the case of any Participant, a contribution made for the benefit of the Participant under Section 5.4.

     2.23 "Period of Service" means, with respect to any Employee, the aggregate of all time periods commencing with the Employee's first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Employee performs an hour of service, and an "hour of service" for this purpose is an hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a break in service. The period between the first and second anniversaries of the first day of absence from work shall be neither a period of service nor a period of severance, provided, however, than an Employee who has not returned to employment with a Participating Company by the second anniversary of this first day of absence from work shall incur a date of severance as of such second anniversary date. For purposes of this Section,

          (a) an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement;

          (b) a break in service is a period of severance of at least 12 consecutive months;

          (c) a period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits, or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service, and ends on the date on which the Employee next performs an hour of service; and

          (d) any period of authorized leave of absence, or a leave of absence under the Family and Medical Leave Act of 1993 which is required to be credited for purposes of the Plan, shall not be considered a break in service.

          (e) In the case of a leave of absence for service in the armed forces of the United States, no period shall be excluded under this paragraph during which the Employee has reemployment rights with respect to the Employer under federal law.

          (f) An Employee will be deemed to have quit upon failure to return to active employment with the Employer upon the expiration of an authorized leave of absence, an absence for service in the armed forces of the United States, or a leave of absence under the Family and Medical Leave Act of 1993.

     2.24 "Plan" means The L.S. Starrett Company 401(k) Stock Savings Plan, as set forth herein together with any and all amendments thereto.

     2.25 "Plan Year" means the calendar year.

     2.26 "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant attains the "earliest retirement age" (as defined in section 414(p) of the Code.

     2.27 "Rollover Contribution" means a contribution made to the Plan by a Participant which satisfies the requirements for rollovers as set forth in
Section 5.5 of the Plan.

     2.28 "Rollover Account" means the account established for a Participant to which Rollover Contributions made by the Participant (and earnings attributable thereto) are credited.

     2.29 "Savings Plan Committee" means the committee established by the Company in accordance with Article XIII.

     2.30 "Section" means a Section of the Plan.

     2.31 "Stock" means Class A common stock or Class B Common Stock of the Company.

     2.32 "Supplemental Contribution" means, for any period, that portion (if any) of any contribution made to the Plan for such period for the benefit of a Participant under a pay deferral agreement which represents the difference between the Basic Contribution made for the benefit of the Participant for such period and 15% of the Compensation of such Participant during such period.

     2.33 "Trust" means the trust established between the Company and the Trustee pursuant to Article XII.

     2.34 "Trust Fund" means the property held in trust by the Trustee for the benefit of Participants and their Beneficiaries.

     2.35 "Trustee" means the person or persons designated as Trustee by the Company and any duly appointed successor trustee or trustees.

     2.36 "Valuation Date" means the date as of which the Trust Fund is valued and the Accounts of each Participant (or the Participant's Beneficiary) are adjusted as provided in Section 4.4. Valuation Dates shall be the last day in the calendar month of December and any other interim dates designated by the Savings Plan Committee.

                                  ARTICLE III
                                 PARTICIPATION

     3.1  Eligibility for Participation.   Each Eligible Employee who was a
          -----------------------------
Participant in the Plan as of December 31, 1988 will remain a Participant as of January 1, 1989, subject to Section 3.3 below. Each other Eligible Employee shall become immediately eligible for participation under the Plan upon his or her completion of a six month Period of Service and attainment of age 18, subject to Section 3.2 below.

     3.2  Commencement of Participation.  Each Eligible Employee may become a
          -----------------------------
Participant by filing an application with a Participating Company; such application shall be on a form supplied by the Participating Company. The Eligible Employee's participation shall become effective on the Entry Date next following the receipt of such application form, provided he or she is an Eligible Employee on such Entry Date.

     3.3  Duration of Participation.  A Participant will continue to be a
          -------------------------
Participant as long as he or she remains an Eligible Employee or is entitled to a benefit under the Plan and will cease to be a Participant when he or she is neither an Eligible Employee nor entitled to receive such benefit.

     3.4  Reemployment of Former Participants.  Each former Participant of the
          -----------------------------------
Plan who is rehired as an Eligible Employee shall immediately be eligible to re-enter the Plan. If such Participant does not re-enter immediately, he or she shall be eligible to re-enter as of any Entry Date following his or her date of rehire.

                                  ARTICLE IV
                                   ACCOUNTS

     4.1  Participant Accounts.  The Trustee shall establish and maintain for
          --------------------
each Participant a separate Participant Account to which shall be credited all contributions made to the Plan on behalf of the Participant pursuant to a pay deferral agreement under Article V. A Participant shall be fully vested in and have a nonforfeitable right to the value of such Account at all times.

     4.2  Company Accounts.  The Trustee shall establish and maintain for each
          ----------------
Participant a separate Company Account to which shall be credited the Matching Company Contributions made on behalf of such Participant. A Participant shall be vested in his or her Matching Company Contributions in accordance with
Section 9.1.

     4.3  Rollover Accounts.  The Trustee shall establish and maintain for each
          -----------------
Participant, as it deems necessary, a separate Rollover Account to which shall be credited the Rollover Contributions, if any, made to the Plan by such Participant in accordance with Section 5.5. A Participant shall be fully vested in and have a nonforfeitable right to the value of such Account at all times.

     4.4  Adjustment of Accounts.  As of each Valuation Date, the Savings Plan
          ----------------------
Committee shall adjust each Account to reflect the fair market value of the assets allocated to the Account. In so doing,

          (a) each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation Date; and

          (b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date.

Income, expense, gain and loss which are generated by a particular investment within the Trust Fund shall be allocated to the Accounts participating in such investment in proportion to their balances as of such Valuation Date; provided, however, that in determining such balances, only a proportionate amount of any contribution made to the Plan under a pay deferral agreement, pursuant to
Section 5.1, or of any contribution made by the Participating Company since the prior Valuation Date shall be recognized; such amount is based on the number of full calendar months the contribution was in the Trust Fund during the current valuation period.

     4.5  Investment of Accounts.  All Accounts of a Participant shall be
          ----------------------
invested by the Trustee in Stock. Where contributions made to the Plan are not made directly in the form of Stock, the Trustee shall purchase Stock in accordance with the terms and conditions of the trust agreement between the Company and the Trustee or, if such agreement does not specify terms and conditions pertaining to the purchase of Stock, as the Trustee, in consultation with the Company, may determine, subject in each case to Sections 407 and 408 of ERISA. Except in the case of shares (if any) of Class B common stock distributed with respect to shares of Class A common stock held by the Trustee, and except as otherwise hereinafter provided, all investments by the Trustee in Stock shall be in Class A common stock. The Company by action of the Board of Directors or by action of one or more individuals duly authorized by the Board of Directors (the "directing party") may direct the Trustee to invest some or all of the contributions to or assets of the Plan, or the income thereon, in Class B common stock in lieu of or in addition to Class A common stock, whether by establishment of separate investment funds or in a commingled fund, provided only that any such direction shall apply to Participants in a manner satisfying the nondiscrimination provisions of Treas. Regs. (S) 1.401(a)(4)-4, and provided further that any such direction shall be effective only to the extent consistent with the instruments governing Class B common stock or Class A common stock, as the case may be, and permissible under applicable securities law. Without limiting the foregoing, the directing party may direct that only Matching Company Contributions and the income thereon, or a portion or all of other contributions and the income thereon, or any combination of the foregoing, shall be invested in Class B common stock and may, but need not, provide Participants with a choice between the Class A and Class B common stock. Any such direction or determination by the directing party shall be deemed a part of the Plan for purposes of Section 407 of ERISA.

     4.6  Annual Statement.  As soon as administratively feasible after each
          ----------------
Plan Year (or at other times established by the Trustee), the Trustee shall furnish to each Participant or Participant's Beneficiary, if appropriate, a statement of his or her Accounts showing the fair market value of the Accounts at the beginning of the Plan Year, any changes during such Plan Year, and the fair market value of the Accounts as of such Plan Year.

                                   ARTICLE V
                            PAY DEFERRAL AGREEMENTS

     5.1  Pay Deferral Agreement.  Each Participant may enter into a written
          ----------------------
agreement with the Participating Company (hereinafter referred to as a "pay deferral agreement") to have his or her Compensation for each payroll period reduced by a number of whole percentage points between 1% and 15% (inclusive) elected by the Participant. Each such agreement shall be in the form prescribed or approved by the Savings Plan Committee and shall be (i) irrevocable while the agreement is in effect with respect to Compensation already earned but (ii) revocable as of any payroll period with respect to Compensation not yet earned. The amount of such salary reduction with respect to a Participant will be credited to his or her Participant Account on a payroll period basis. A pay deferral agreement shall remain in effect unless suspended or modified pursuant to Section 5.2.

     5.2  Suspension or Modification of Pay Deferral Agreement.  A Participant
          ----------------------------------------------------
may at any time suspend his or her pay deferral agreement with respect to future Compensation by notifying the Participating Company in writing. The Participant may resume his or her pay deferral agreement at any time by notifying the Participating Company in writing within such period as the Savings Plan Committee may permit. A Participant may change the percentage of pay which he or she defers through the pay deferral agreement at any time by notifying the Participating Company in writing within such period as the Savings Plan Committee may permit, subject to the conditions of Section 5.1. Any such suspension, resumption, or change will be effective as of the first payroll date by which the Participating Company can accommodate the Participant's request.

     5.3  Procedure for Making and Suspending Pay Deferral Agreement.  The pay
          ----------------------------------------------------------
deferral agreement and any suspension thereof shall be made by the Participant on such form, within such time, and in accordance with such rules and procedures as may be established by the Savings Plan Committee.

     5.4  Pay Deferral Contributions.  On behalf of each Participant for whom
          --------------------------
there is in effect, for any payroll period, a pay deferral agreement described in Section 5.1, the Participating Company shall make a contribution to the Trust, as a Pay Deferral Contribution, in an amount equal to the amount generated through such pay deferral agreement.

     5.5  Rollover Contributions.  An Eligible Employee may make a Rollover
          ----------------------
Contribution to the Plan in any amount, provided that the rollover provisions of the Code are satisfied. Such Rollover Contribution will not be considered an annual addition for the limitation purposes of Section 7.2.

     5.6  Time for Making Pay Deferral Contributions.  Pay Deferral
          ------------------------------------------
Contributions will be paid in cash to the Trustee as soon as administratively feasible following the payroll period to which they relate and will be credited to the Participant's Participant Account in accordance with Section 4.4. In no event shall a Pay Deferral Contribution be paid to the Trustee later than 90 days after the date on which the Compensation to which such contributions relate is paid.

     5.7  Certain Limits Apply.  All Participating Company contributions to the
          --------------------
Plan are subject to the applicable limits set forth under Code sections 401(k), 402(g), 401(m), 404, and 415, as further described elsewhere in the Plan. In addition, certain minimum allocations may be required under Code section 416, as also further described elsewhere in Plan.

     5.8  Return of Contributions.  If any contribution by a Participating
          -----------------------
Company to the Trust is

          (a)  made by reason of a good faith mistake of fact, or

          (b) believed by the Participating Employer in good faith to be deductible under Code section 404, but the deduction is disallowed,

the Trustee shall, upon request by the Participating Company, return to the Participating Company the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust Fund attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

                                  ARTICLE VI
                             COMPANY CONTRIBUTIONS

     6.1  Amount of Matching Company Contribution.  For each calendar quarter,
          ---------------------------------------
the Participating Company will contribute to the Plan on behalf of each eligible Participant a Matching Company Contribution equal to a percentage, specified by the Company as hereinafter provided, of the Basic Contribution contributed for the benefit of the Participant for such quarter. The Company, in its discretion, may from time to time change the rate of, or reduce to zero, the rate of Matching Company Contributions with respect to Basic Contributions.
Such change will be made on a prospective basis only. The Company will determine for each calendar quarter the rate at which a Matching Company Contribution (if any) will be made. Except as otherwise provided by the Company, Matching Company Contributions will be made at the rate of one share of Stock for each three shares of Stock purchased with the Basic Contributions to which the Matching Company Contributions relate. No Participant will be eligible to share in a Matching Company Contribution unless he or she is a Participant on the last day of the calendar quarter for which the Matching Company Contribution is made. The Participating Company shall make its matching contribution to the Trustee at such time as the Company determines, but in any event no later than the time prescribed by law (including extensions) for filing the Participating Company's income tax return for its taxable year in or with which the Plan Year ends. Such contributions shall be credited to the Participant's Company Account no later than each Valuation Date. In addition, Matching Company Contributions for a Plan Year must be made no later than the last day of the 12-month period immediately following the Plan Year.

                                  ARTICLE VII
                            LIMITS ON CONTRIBUTIONS

     7.1  Code Section 404 Limits.  The sum of the contributions made by each
          -----------------------
Participating Company under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code, provided that the foregoing maximum deduction limits shall not apply to any Participating Company that is not incorporated in the United States. All contributions under the Plan made by a Participating Company are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6)).

     7.2  Code Section 415 Limits.
          -----------------------

          (a)  Incorporation by reference.  Code section 415 is hereby
               --------------------------
     incorporated by reference into the Plan.

          (b)  Annual Addition.  The Savings Plan Committee shall determine an
               ---------------
     "annual addition" for each Participant for each Limitation Year, which shall consist of the following amounts allocated to the Participant's Accounts for the year:

               (1)  Pay Deferral Contributions,

               (2)  Matching Company Contributions, and

               (3)  forfeitures.

          (c)  General Limitation on Annual Additions.  The annual addition to a
               --------------------------------------
     Participant's Accounts under the Plan for any Limitation Year, when added to the annual additions to his or her accounts for such Year under all other defined contribution plans maintained by the Employer, shall not exceed the lesser of

               (1) $30,000 (or such other amount as is in effect under Code section 415(c)(1)(A) for the Limitation Year), or

               (2)  25% of the Participant's Compensation for such Limitation
          Year.

          (d)  Combined Limitations.  In the case of a Participant who also
               --------------------
     participates in a defined benefit plan maintained by the Employer, the annual addition for a Limitation Year will, if necessary, be further limited so that the sum of the Participant's defined contribution fraction and his or her defined benefit plan fraction for such Limitation Year does not exceed 1.0, taking into account any transition rules applicable to section 415(e) of the Code.

          (e)  Order of Reduction.  To the extent necessary to satisfy the
               ------------------
     limitations of Code section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced after the Participant's benefit is reduced in the following order:

               (1)  any and all defined benefit plans,

               (2)  The L.S. Starrett Company Employee Stock Ownership Plan, and

               (3)  any other defined contribution plan.

          (f)  Correction of Excess Annual Addition.  If, as a result of the
               ------------------------------------
     allocation of forfeitures, a reasonable error in estimating a Participant's Compensation for a Plan Year or Limitation Year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under regulations or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a Limitation Year to be exceeded (after application of (e) above), any Pay Deferral Contributions made pursuant to a pay deferral agreement together with earnings thereon made by or on behalf of the Participant for the Limitation Year, to the extent necessary, will be returned to the Participant. Any contributions so returned will be disregarded for purposes of the limits under Code sections 402(g) and 401(k)(3). If the remaining annual addition for the Participant still exceeds the Code section 415 limits for the Limitation Year, Matching Company Contributions (including forfeitures applied to reduce any such Participating Company contributions), together with earnings thereon, will not be allocated to the Participant's Account to the extent necessary for the Limitation Year, but will be used to reduce Participating Company contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if the Participant is covered by the Plan as of the end of the Limitation Year. However, if the Participant is not covered by the Plan as of the end of the Limitation Year, the excess amounts will not be distributed to Participants or former Participants, but will be held unallocated for that Limitation Year in a suspense account. If the suspense account is in existence at any time during any subsequent Limitation Year, all amounts in the suspense account will be allocated to the Company Accounts of all Participants in proportion to their relative amounts of Compensation for the subsequent Limitation Year, before any other contributions which would be part of an annual addition are made to the Plan for the subsequent Limitation Year.
     No investment gains or losses will be allocated to any suspense account described in this paragraph; instead, any such gains or losses shall be allocated among the remaining Accounts in proportion to their respective balances.

     7.3  Code Section 402(g) Limits.  The maximum amount of Pay Deferral
          --------------------------
Contributions made on behalf of any Participant for any calendar year shall in no event exceed the maximum applicable limit in effect for the calendar year under Treasury Regulation section 1.402(g)-1(d).

     7.4  Code Section 401(k)(3) Limits.
          -----------------------------

          (a)  In general.  Pay Deferral Contributions made under the Plan are
               ----------
     subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

          (b)  Actual deferral ratios.  For each Plan Year, the Savings Plan
               ----------------------
     Committee will determine the "actual deferral ratio" for each Participant who is eligible for Pay Deferral Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Pay Deferral Contributions made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

               (1) Pay Deferral Contributions will be taken into account only if each of the following requirements are satisfied:

                    (A) the Pay Deferral Contribution is allocated to the Participant's Participant Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

                    (B) the Pay Deferral Contribution relates to Compensation that either would have been received by the Participant in the Plan Year but for the

               Participant's election to defer under the Plan. or is attributable for services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

               (2) in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have elective deferrals (and qualified matching contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by the Employer, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements with the Plan Years ending with or within the same calendar year shall be treated as a single arrangement;

               (3) for purposes of determining the actual deferral ratio of a Participant who is a 5 percent owner or one of the 10 most highly paid Highly Compensated Employees, the Pay Deferral Contributions and Compensation of such Participant shall include the Pay Deferral Contributions and Compensation for the Plan Year of the Participant's family members (as defined in Code section 414(q)(6)), such family members shall be disregarded as separate employees for purposes of determining the actual deferral ratio of both Highly Compensated Employees and non-Highly Compensated Employees, and in the event that there are excess contributions with respect to such family members, the excess shall be allocated among such family members in proportion to their Pay Deferral Contributions;

               (4) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Treasury Regulations, the Savings Plan Committee may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

               (5) in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same plan year satisfy such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

               (6) an employee who would be a Participant but for the failure to make Pay Deferral Contributions shall be treated as a Participant on whose behalf no Pay Deferral Contributions are made; and

               (7) Pay Deferral Contributions which are made on behalf of non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Treasury Regulation section 1.401(m)-1(b)(5).

          (c) Actual Deferral Percentages. The actual deferral ratios for all
              ---------------------------
     Highly Compensated Employees who are eligible for Pay Deferral Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:

               (1) the actual deferral percentage for the highly compensated group does not exceed 125% of the actual deferral percentage for the nonhighly compensated group; or

               (2) the excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the nonhighly compensated group.

          (d)  Adjustments by Savings Plan Committee. If, prior to the time all
               -------------------------------------
     Pay Deferral Contributions for a Plan Year have been contributed to the Trust, the Savings Plan Committee determines that Pay Deferral Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Savings Plan Committee may, in its sole discretion, limit the amount of Pay Deferral Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Pay Deferral Contribution elections to the extent the Savings Plan Committee deems appropriate. Any Pay Deferral Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

          (e)  Excess Contributions. If the Code section 401(k)(3) limits have
               --------------------
     not been met for a Plan Year after all contributions for the Plan Year have been made, the Savings Plan Committee will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees. To do so, the Savings Plan Committee will reduce the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio to the extent necessary to (i) enable the Plan to satisfy the Code section 401(k)(3) limits or (ii) cause such employee's actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and will repeat this process until the Plan satisfies the Code section 401(k)(3) limits. The amount of excess contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Pay Deferral Contributions actually made to the Trust for the Plan Year, less the product of (1) the Highly Compensated Employee's reduced actual deferral ratio as determined under the preceding sentence, and (2) his or her Compensation. Any excess contributions will be distributed as provided below. In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

          (f)  Distribution of Excess Contributions. A Participant's excess
               ------------------------------------
     contributions, adjusted for income, will be designated by the Participating Company as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, but not the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "gap period"). Income allocable to excess contributions for the Plan Year shall be determined by multiplying the gain or loss attributable to the Participant's Participant Account balance by a fraction, the numerator of which is the excess contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Participant Account balance as of the beginning of the Plan Year plus the Participant's Pay Deferral Contributions for the Plan Year. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.

          (g)  Special Rules. For purposes of distributing excess contributions,
               -------------

               (1) the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

               (2) the determination and correction of excess contributions with respect to a Highly Compensated Employee whose actual deferral ratio is determined pursuant to the family aggregation rules will be accomplished by reducing the actual deferral ratio as required above and allocating the excess contributions for the family group among family members in proportion to the Pay Deferral Contribution of each family member that is combined to determine the actual deferral ratio.

          (h)  Recordkeeping Requirement. The Savings Plan Committee, on behalf
               -------------------------
     of the Participating Companies, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits.

          (i)  Effect on Matching Company Contributions. A Participant's Pay
               ----------------------------------------
     Deferral Contributions which are returned as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Company Contributions to be made for the Participant's benefit for the Plan Year. To the extent Matching Company Contributions have already been made with respect to the Pay Deferral Contributions at the time the Pay Deferral Contributions are determined to be excess contributions, such Matching Company Contributions shall be distributed to the Participant at the same time as the Pay Deferral Contributions are returned.

     7.5  Code Section 401(m) Limits.
          --------------------------

          (a)  In general. Matching Company Contributions made under the Plan
               ----------
     are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

          (b) Actual Contribution Ratios. For each Plan Year, the Savings Plan Committee will determine the "actual contribution ratio" for each Participant who is eligible for Matching Company Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Matching Company Contributions which are not treated as Pay Deferral Contributions made by and on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

               (1) A Matching Company Contribution will be taken into account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Pay Deferral Contributions for the Plan Year;

               (2) for purposes of determining the actual contribution ratio of a Participant who is a 5 percent owner or one of the 10 most highly paid Highly Compensated Employees, the Matching Company Contributions and Compensation of such Participant shall include the Matching Company Contributions and Compensation for the Plan Year of the Participant's family members (as defined in Code section 414(q)(6)), and such family members shall be disregarded as separate employees for purposes of determining the actual contribution ratio of both Highly Compensated Employees and non-Highly Compensated Employees;

               (3) in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have matching contributions allocated to his or her accounts under two or more plans maintained by the Employer which may be aggregated for purposes of Code sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

               (4) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Treasury Regulations, the Savings Plan Committee may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

               (5)  Pay Deferral Contributions not applied to satisfy the Code section 401(k)(3) limits may be treated as Matching Company Contributions to the extent permitted by Treasury Regulation section 1.401(m)-1(b)(5);

               (6) in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

               (7) any forfeitures under the Plan which are applied against Matching Company Contributions shall be treated as Matching Company Contributions.

          (c)  Actual Contribution Percentages. The actual contribution ratios
               -------------------------------
     for all Highly Compensated Employees who are eligible for Matching Company Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Matching Company Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

               (1) The actual contribution percentage for the highly compensated group does not exceed 125% of the actual contribution percentage for the nonhighly compensated group; or

               (2) The excess of the actual contribution percentage for the highly compensated group over the actual contribution percentage for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the nonhighly compensated group.

          (d)  Multiple Use Test. In the event that (1) the actual deferral
               -----------------
     percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (2) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Treasury Regulation section 1.401(m)-2(b)(3), the Savings Plan Committee shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described in paragraph (f) below.

          (e)  Adjustments by Savings Plan Committee. If, prior to the time all
               -------------------------------------
     Matching Companies Contributions for a Plan Year have been contributed to the Trust, the Savings Plan Committee determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Savings Plan Committee may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Savings Plan Committee deems appropriate.

          (f)  Excess Aggregate Contributions. If the Code section 401(m) limits
               ------------------------------
     have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Matching Company Contributions (and any elective deferral taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be "excess aggregate contributions". The Savings Plan Committee shall determine the amount of excess aggregate contributions made with respect to each Participant who is a Highly Compensated Employee. To do so, the Savings Plan Committee will reduce the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio to the extent necessary to (1) enable the Plan to satisfy the section 401(m) limits or (2) cause such Employee's actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio, and will repeat this process until the Plan satisfies the Code section 401(m) limits. The amount of excess aggregate contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Matching Company Contributions (plus Pay Deferral Contributions for purposes of the Code section 401(m) limits) actually made to the Trust for the Plan Year, less the product of the (1) the Highly Compensated Employee's reduced actual contribution ratio as determined under the preceding sentence, and
     (2) his or her Compensation. Any excess aggregate contributions will be distributed as provided below to the Highly Compensated Employee to which they are attributable. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

          (g)  Distribution of Excess Aggregate Contributions. A Participant's
               ----------------------------------------------
     excess aggregate contributions, adjusted for income, will be designated by the Participating Company as a distribution of excess aggregate contributions, and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess aggregate contributions for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Company Account balance by a fraction, the numerator of which is the excess aggregate contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Company Account balance as of the beginning of the Plan Year plus the Participant's Matching Company Contributions for the Plan Year. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan.

          (h)  Special Rules. For purposes of distributing excess aggregate
               -------------
     contributions, the determination and distribution of excess aggregate contributions with respect to a Highly Compensated Employee whose actual contribution ratio is determined pursuant to the family aggregation rules will be accomplished by reducing the actual contribution ratio as required above and allocating the excess aggregate contributions for the family group among family members in proportion to the Matching Company Contributions of each family member that is combined to determine the actual contribution ratio.

          (i)  Recordkeeping Requirement. The Savings Plan Committee, on behalf
               -------------------------
     of the Participating Companies, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Pay Deferral Contributions are taken into account in determining the actual contribution ratios.

                                    ARTICLE
                            VALUATION OF TRUST FUND

          8.1 Valuation by Trustee. As of each Valuation Date, the Trustee shall
              --------------------
     cause to be determined the total net worth of the Trust Fund. In determining such net worth the Trustee shall value the assets of the Trust Fund, exclusive of any Company contribution which is payable to the Trust Fund. The valuation of such assets shall be at their fair market value as of such Valuation Date.

                                  ARTICLE IX
                            DISTRIBUTION OF BENEFITS

          9.1  Vested Rights. A Participant shall have at all times a fully
               -------------
     vested and nonforfeitable right to all amounts in his or her Participant Account and Rollover Contribution Account. Notwithstanding any provision of the Plan to the contrary, upon attainment of age 65 while an Employee, death, disability or retirement, as defined herein, a Participant shall have a fully vested and nonforfeitable right to all amounts in his or her Company Account. Prior to a Participant's attainment of age 65 while an Employee, death, disability or retirement, a Participant who has completed a five-year Period of Service shall have a fully vested and nonforfeitable right to all amounts in his or her Company Account.

               (a)  Changes in Vesting Schedule. If the Plan's vesting schedule
                    ---------------------------
          is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed a three-year Period of Service may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days after the latest of the following dates:

                    (1)  the date on which such amendment is adopted;

                    (2)  the date on which such amendment becomes effective; and

                    (3) the date on which the Participant is issued written notice of such amendment by the Savings Plan Committee.

          9.2  Benefits upon Separation from Service. A Participant who
               -------------------------------------
     separates from the service of the Employer for any reason other than death, disability or retirement shall be entitled to receive a benefit equal to the number of shares of Stock in his or her Participant Account and all vested shares of Stock in his or her Company Account as of the Valuation Date immediately preceding or coinciding with the date of distribution, plus the amount of any contributions made in accordance with Section 5.1 on behalf of the Participant since such Valuation Date, minus the amount of any outstanding indebtedness incurred by the Participant under Article XI. Any fractional shares shall be distributed in cash, as provided by Section 9.8.

          9.3  Forfeitures. In the event a Participant separates from the
               -----------
     service of the Employer and receives a distribution under Section 9.2, all amounts held in the Participant's Company

     Account which are not vested shall be treated as forfeited by such Participant and applied to reduce subsequent Matching Company Contributions. If a Participant separates from service with the Employer and does not receive a distribution at that time, any nonvested amount held in his or her Company Account will be forfeited when he or she incurs a one year break in service.

               (a)  Restoration of Forfeitures. The amount held in a
                    --------------------------
          Participant's Company Account that is forfeited in accordance with this Section 9.3 shall be restored to the Participant's Company Account in the event he or she is reemployed before the end of the Plan Year within which such Participant has five consecutive one-year breaks in service (six consecutive one-year breaks in service if such break in service began because of an absence from work for maternity or paternity reasons, as defined in Section 2.23). A one-year break in service shall have the meaning set forth in Section 2.23. A Participant who is reemployed after incurring five consecutive one-year breaks in service shall not be entitled to a restoration of any forfeiture under Section 9.3.

          9.4  Disability and Retirement Benefits. A Participant who separates
               ----------------------------------
     from the service of the Employer on account of disability or retirement shall be entitled to receive a benefit equal to the value of his or her Accounts as of the Valuation Date immediately preceding or coinciding with such separation from service, plus the amount of any contributions made on behalf of the Participant since such Valuation Date, minus the amount of any outstanding indebtedness incurred by the Participant under Article XI.

               (a) For purposes of this Plan, a Participant shall be deemed retired if he or she is deemed retired under the provisions of The Retirement Plan for Employees of The L.S. Starrett Company.

               (b) For purposes of this Plan, a Participant is deemed to be disabled if the Savings Plan Committee determines, on the basis of such medical evidence as it may reasonably require, that a Participant is totally and permanently disabled and unable to continue in the employ of the Participating Company by reason of sickness or infirmity of such Participant. The Savings Plan Committee's determination as to whether a Participant has become totally and permanently disabled so as to become unable to continue in the employ of the Participating Company shall be conclusive and binding upon all persons.

          9.5  Death Benefits. In the event of the death of a Participant before
               --------------
     the complete distribution of his or her Accounts, the Participant's Beneficiary will receive the total value of such Participant's Accounts as of the Valuation Date immediately preceding or coinciding with his or her death, plus the amount of any contributions made for the benefit of the Participant since such

     Valuation Date, minus the amount of any outstanding indebtedness incurred by the Participant under Article XI.

               (a)  Designation of Beneficiary. A Participant may designate from
                    --------------------------
          time to time one or more direct or contingent Beneficiaries to receive any amounts which become payable under the Plan upon his or her death; provided, however, that in the case of a married Participant such Beneficiary shall be the Participant's spouse unless (i) the spouse consents in writing on a form approved by the Savings Plan Committee to the designation either with specific reference to the designated Beneficiary or by permitting designations by the Participant without further spousal consent, and such consent acknowledges the effect of such designation or permission (with acknowledgment, where applicable, of the specific non-spouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries) and is witnessed by a duly authorized Plan representative or a notary public, or (ii) it is established to the satisfaction of the Savings Plan Committee that the spouse's consent may not be obtained because the Participant is not married, because the spouse cannot be located, because the spouse has died, or because of such other circumstances as the Secretary of the Treasury may prescribe. A spouse may not revoke his or her consent once it is given. The Beneficiary designation shall be in writing on a form approved by the Savings Plan Committee and filed with the Savings Plan Committee. In the absence of an effective Beneficiary designation, or if the designated Beneficiary predeceases the Participant, then the Participant shall be deemed to have designated the following person or persons (if living) as his or her Beneficiaries and contingent Beneficiaries in the following order of priority:

                    (1)  the Participant's surviving spouse;

                    (2) the Participant's natural and adopted children and children of deceased children, per stirpes;
                                              -----------

                    (3) the Participant's parents in equal shares, or the whole to the survivor thereof;

                    (4) the Participant's brothers and sisters, and nephews and nieces who are children of deceased brothers and sisters, per
                                                                         ---
               stirpes; and
               -------

                    (5)  the Participant's estate.

          In the event a spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent on behalf of the spouse. Any consent and acknowledgment by (or on behalf of) a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

               (b) A Participant who has designated a Beneficiary in accordance with this Section 9.5 may change such designation at any time by giving written notice to the Committee, subject to the conditions of this Section 9.5 and such additional conditions and requirements as the Savings Plan Committee may prescribe in accordance with applicable law.

          9.6  Time of Distribution. A Participant's benefits shall be paid to
               --------------------
     the Participant or his or her Beneficiary by the Trustee in a single sum as soon as administratively feasible following the Participant's separation from service or death but in no event later than 60 days following the end of the Plan Year in which such separation or death occurred; provided, however, that except as to payments made upon death, no distribution may be made to the Participant before his or her Normal Retirement Age if the Participant's Accounts are valued in excess of $3,500 unless:

               (a) between the 30th and 90th day prior to the date distribution is to be made, the Savings Plan Committee notifies the Participant in writing that he or she may defer distribution until Normal Retirement Age; and

               (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her.

     Notwithstanding the foregoing, a distribution under this Article may commence less than 30 days after the required notification under paragraph
     (a) above is given, provided that the Savings Plan Committee informs the Participant that he or she has a right to a period of 30 days after receiving the notice to consider whether or not to elect a distribution and the Participant, after receiving the notice, affirmatively elects to receive the distribution. For purposes of this Section, a Participant's Accounts will be considered to be valued in excess of $3,500 if the value of his or her Accounts exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to (or withdrawal by) the Participant under the Plan.

          9.7  Payments to Incompetents or Minors. If the Company shall receive
               ----------------------------------
     evidence satisfactory to it that any person entitled to receive a benefit is, at any time when such benefit becomes payable, either a minor or physically or mentally incompetent to receive such a benefit and to give a valid release therefor, and that any person or an institution is then maintaining or has custody of said person, and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Savings Plan Committee may authorize the payment of the benefit, otherwise payable to such person, to such other person or institution, and the release of such other person or institution shall constitute a valid and complete discharge for the payment of such benefit.

          9.8  Form of Distribution. Each Participant's benefit shall be
               --------------------
     distributable in a single lump-sum payment of Class A common stock, provided that cash shall be distributed in lieu of fractional shares. Each distribution will consist of the number of shares of Class A common stock credited to such Participant's Accounts determined as of the Valuation Date immediately preceding the distribution, plus an additional number of shares of Class A common stock equal in value to the shares of Class B common stock (if any) or other assets that were credited to such Accounts as of such Valuation Date.

          9.9  Optional Direct Transfer of Eligible Rollover Distributions.
               -----------------------------------------------------------

               (a)  In General. Notwithstanding any provision of the Plan to the
                    ----------
          contrary that may otherwise limit a distributee's election under this
          Section 9.9, effective January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Savings Plan Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The Savings Plan Committee shall give a distributee notice of his or her right to elect a direct rollover and an explanation of the withholding consequence of not making the election. Such notice shall be given no earlier than 90 days and no less than 30 days before the date of distribution. The distributee, in his or her sole discretion, may waive or reduce, in writing, the right to 30 days' notice.

               (b)  Definitions. For purposes of this Section 9.9, the following
                    -----------
          definitions shall apply:

                    (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (2) With respect to a distributee other than the Participant's surviving spouse, an "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a). With respect to a distributee who is a Participant's surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

                    (3) A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse, who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, is a distributee with regard to the interest of the spouse or former spouse.

                    (4) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee. Payments under this Section shall be made in the form described in Section
               9.8 above.

          9.10 Latest Commencement of Benefits. In no case will the payment of
               -------------------------------
     benefits to any Participant commence later than the earlier of

               (a) unless the Participant otherwise elects, the sixtieth (60th) day after the latest of the following: (i) the close of the Plan Year in which occurs the date on which the Participant attains Normal Retirement Age, (ii) the close of the Plan Year in which occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan or (iii) the close of the Plan Year in which the Participant separates from the service of the Employer, or

               (b) the April 1 next following the close of the calendar year in which the Participant attains age 70 1/2; provided, that if a
                                                    --------
          Participant works beyond such April 1, he or she shall receive a distribution not later than each subsequent December 31 equal to his or her Account balances (if any) as of the preceding December 31.

               (c) Notwithstanding any other provision of the Plan to the contrary, all benefit distributions under the Plan shall be made in a manner consistent with section 401(a)(9) of the Code and Treasury Regulations thereunder including Prop. Reg. section 1.401(a)(9)-2. Life expectancies shall not be recalculated under section 401(a)(9)(D) of the Code.

                                   ARTICLE X
                  WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE

          10.1 Hardship Withdrawals. A Participant may apply to the Savings Plan
               --------------------
     Committee to withdraw the value of his or her vested Accounts (other than that portion of his or her Participant Account which is attributable to income earned after December 31, 1988), on account of the Participant's financial hardship as defined in applicable Internal Revenue Service rules and regulations. Such application shall set forth the nature and amount of the hardship need and documentary evidence thereof. The determination that the Participant is faced with a financial hardship and of the amount required to meet such hardship shall be made by the Savings Plan Committee in its sole discretion. Subject to the provisions of Section 401(k) of the Code and the regulations issued thereunder, financial hardship means "immediate and heavy financial need" which includes the following:

               (a) expenses for medical care described in Code section 213(d) previously incurred by the Participant, his or her spouse or any of his or her dependents (as defined in Code section 152) or necessary care for these persons to obtain such medical care;

               (bi) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

               (c) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Code section 152); or

               (d) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that principal residence.

     Such a withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship, increased by any federal, state or local income taxes and penalties which may be reasonably anticipated to be imposed on such distribution. In addition, no such withdrawal shall be made unless the Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Employer. The existence of financial hardship and the amount which may be withdrawn on account thereof shall be determined by the Savings Plan Committee in accordance with nondiscriminatory standards applied uniformly to all Participants similarly situated.

          10.2 Effect of Hardship Withdrawal. If a Participant receives a
               -----------------------------
     withdrawal under this Article X:

               (a) no Pay Deferral Contributions shall be made for the Participant's benefit for the 12-month period next following the date on which the Participant receives the hardship withdrawal;

               (b) no elective contributions or employee contributions shall be made for such 12-month period to any other qualified or nonqualified plan of deferred compensation maintained by the Employer, including the L.S. Starrett Company Employees Stock Purchase Plan; and

               (c) the Pay Deferral Contributions made for the Participant's benefit (together with any elective contributions under other qualified retirement plans maintained by the Employer) for the two-calendar-year period in which such 12-month suspension begins may not exceed the limit of section 402(g)(1) of the Code applicable to the second calendar year in such period.

                                  ARTICLE IX
                             LOANS TO PARTICIPANTS

          11.1 In General. The Savings Plan Committee may direct the Trustee to
               ----------
     make a loan or loans to a Participant, provided the vested value of his or her Accounts is at least equal to $2,000 at the time the loan is granted and subject to the conditions below:

               (a) A Participant may apply to the Savings Plan Committee to receive a loan, provided such application is made at least thirty (30) days prior to the date of the loan or such shorter period as the Savings Plan Committee may permit. The Savings Plan Committee may impose additional restrictions on loan availability, including but not limited to a judgment of the applicant's creditworthiness that is based on an objective standard, to the extent consistent with applicable law.

               (b) Loans shall be made in accordance with a uniform nondiscriminatory policy and shall not be made available to Participants who are Highly Compensated Employees in an amount (determined under Department of Labor regulation section 2550.408-1(b)) greater than the amount available to other Participants.

               (c) Each loan shall be evidenced by a note in form satisfactory to the Savings Plan Committee and signed by the Participant, and shall be secured by 50% of the Participant's vested interest in his or her account, including as part of such security the note evidencing the loan.

               (d) The amount of any loan together with any other outstanding indebtedness of the Participant under the Plan or any other qualified plans of the Employer, shall not exceed the lesser of:

                    (1) $50,000 reduced by the excess (if any) of (A) the highest outstanding loan balance of the Participant during the one-year period ending on the day before the date on which the loan is made, over (B) the outstanding loan balance from such plans on the date on which such loan is made, or

                    (2) 50% of the balance in the vested Accounts of the Participant;

          provided that in no event shall a loan exceed the value of the balance in his or her Participant Account plus the vested amounts in his or her Company Account at the time of the loan. A loan shall not be available under the Plan unless the loan is at least

          $1,000. For purposes of this Section 11.1(d), the value of a Participant's accounts shall be determined as of the Valuation Date immediately preceding the date the loan is approved.

               (e) All loans shall be deemed to be an investment of the Accounts of the Participant and interest shall be charged on such loans at a reasonable rate determined by the Trustee. In determining the interest rate, the Trustee shall take into consideration interest rates currently being changed by persons in the business of lending money with respect to loans made in similar circumstances.

               (f) Each loan shall be repaid, in a manner specified by the Savings Plan Committee, in substantially level amounts payable at least quarterly, within a time period set by the Savings Plan Committee not to exceed five years from the date the loan is made unless the loan is being applied toward the purchase of a principal residence for the Participant.

     Notwithstanding anything to the contrary contained in the Plan, no loan shall be made which shall constitute a distribution within the meaning of
     Section 72(p) of the Code. For purposes of this Article XI, a former Participant or an individual who is otherwise a "party in interest" within the meaning of ERISA Section 3(14) or a deceased Participant's Beneficiary who has not yet received the entire vested portion of the Participant's Accounts and who is a "party in interest" shall be treated as a Participant only to the extent required by applicable regulations issued by the Department of Labor.

          11.2 Rules and procedures. The Savings Plan Committee shall promulgate
               --------------------
     such rules and procedures, not inconsistent with the express provisions of this Article, as it deems necessary to carry out the purposes of this Article. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor regulation section 2550.408b-1(d).

          11.3 Repayment upon distribution. If, at the time benefits are to be
               ---------------------------
     distributed (or to commence being distributed) to a Participant, with respect to a separation from service, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's Accounts, subject to the default provisions below, before any distribution of benefits is made. Except as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code section 401(a)) with Department of Labor regulations, no loan shall be made or remain outstanding with respect to a Participant under this Article after the time distributions to the Participant with respect to a separation from service are to be paid or commence.

          11.4 Default. In the event of a default in making any payment of
               -------
     principal or interest when due under the note evidencing any loan under this Article, if such default continues for more than 14 days after written notice of the default by the Trustee, the unpaid principal balance of the note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Participant's Accounts, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Participant and applied by the Participant as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan. In no event shall the Savings Plan Committee apply the Participant's Accounts to satisfy the Participant's repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan.

          11.5 Note as trust asset. The note evidencing a loan to an Participant
               -------------------
     under this Article shall be an asset of the Trust which is allocated to the Account of such Participant, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the note plus the amount of any accrued but unpaid interest.

          11.6 Administrative fee. If a Participant applies for a loan from the
               ------------------
     Plan for any reason other than those enumerated by Section 10.1(i), 10.1(ii), 10.1(iii) or 10.1(iv), the Savings Plan Committee shall charge the Participant with an administrative fee. Such fee shall be payable to the Company and shall be equal to the sum of (i) fifty dollars and (ii) 1% of the total amount of the loan multiplied by the number of years that the loan amount will be outstanding. The Savings Plan Committee may from time to time change the administrative fee.

                                  ARTICLE XII
                           TRUSTEE AND THE TRUST FUND

          12.1 Trustee. The Company, by action of its Board of Directors, shall
               -------
     select a Trustee to hold, invest and distribute any assets of the Plan which are held in the Trust Fund in accordance with the terms of a Trust Agreement which shall be executed by the Company and the Trustee and shall contain such terms and conditions, not in contravention of the provisions of this Plan and intended qualification under Code sections 401(a) and 501(a), as the Company may elect. The Company at any time may remove and appoint a successor Trustee, and from time to time may make such amendments to the Trust Agreement or such further amendments as the Company in its sole discretion may deem necessary or desirable to carry out the Plan.

          12.2 Voting of Stock. The Trustee shall vote Stock allocated to the
               ---------------
     Accounts of the Participants ("allocated shares") in accordance with the directions of the Participants to whose accounts such Stock has been allocated, or in the case of a tender or similar rights in respect of such Stock shall respond to such offer in accordance with the directions of such Participants. The Trustee shall utilize its best efforts to deliver on a timely basis (or cause to be delivered) to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with any vote, tender or similar right with respect to Stock allocated to such Participant's Accounts. The Trustee shall vote allocated shares for which no directions are timely received in proportion to the ways in which the Trustee votes those allocated shares for which timely directions are received. Unallocated shares of Stock, if any, shall be voted by the Trustee in the Trustee's discretion.

          12.3 Trust Fund. The Trust Fund shall be used only to pay benefits as
               ----------
     provided in the Plan and such other payments as directed by the Company. All usual and reasonable expenses of the Trustee, and any expenses not paid by the Company shall be paid from the Trust Fund if not prohibited by applicable law or regulation.

                                 ARTICLE XIII
                           ADMINISTRATION OF THE PLAN

          13.1 The Company. For purposes of ERISA, the plan administrator shall
               -----------
     be the Company. The Company shall be responsible for the general administration of this Plan and for carrying out its provisions. The Company shall designate in writing a Savings Plan Committee, consisting of at least three members, to carry out its administration of the Plan and fiduciary responsibilities under the Plan. The responsibilities of the Board of Directors under the Plan shall be limited to amending or terminating the Plan; to selecting, appointing, or removing members of the Savings Plan Committee, the individuals described in Section 4.5, and the Trustee; and in the absence of the appointment of other individuals, to making the determinations and directions described in Section 4.5.

          13.2 Plan Administration and Interpretation. The Company shall have
               --------------------------------------
     complete control over the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Company shall have complete control and discretionary authority to construe this Plan and to determine all questions relating to the eligibility of employees of the Participating Companies to become Participants of the Plan and all the questions relating to the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Employee, Participant, Beneficiary, any deceased Employee, or of any other person having or claiming to have any interest in the Trust or under the Plan. The Company shall establish such rules, regulations and policies as may be necessary to carry out the provisions of the Plan, provided such rules, regulations and policies shall in no way discriminate among employees similarly situated.

          13.3 Other Powers of the Company. The Company will have full
               ---------------------------
     discretionary power to administer the Plan in all of its details, subject, however, to the requirements of ERISA. For this purpose the Company's discretionary power will include, but will not be limited to, the following authority:

               (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan as required to comply with applicable law;

               (b)  to interpret the Plan;

               (c) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

               (d) to compute the amounts to be distributed under the Plan, and to determine the person or persons to whom such amounts will be distributed;

               (e)  to authorize the payment of distributions;

               (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under other federal, state or local law and regulations;

               (g) to allocate and delegate its ministerial duties and responsibilities and to appoint such agents, counsel, accountants and consultants as may be required or desired to assist in administering the Plan; and

               (h) by written instrument, to allocate and delegate its fiduciary responsibilities in accordance with ERISA Section 405.

          13.4 Consultations by the Company. In carrying out its
               ----------------------------
     responsibilities under the Plan, the Company may, to the extent permitted by law, employ counsel and agents, and obtain such clerical, accounting, and other assistance as it may deem advisable. All administrative expenses of the Plan, as well as expenses incurred by the Company in the performance of its duties hereunder, shall be paid by the Company, except as provided in Section 12.3.

          13.5 Finality of Actions. To the extent permitted by law, any
               -------------------
     interpretation of the Plan as well as all acts and determinations of the Company and the Savings Plan Committee shall be final and conclusive upon all persons in the absence of clear and convincing evidence that the Company or such Committee, as the case may be, acted arbitrarily or capriciously. The Company may deem its records conclusively to be correct as to the matters reflected therein with respect to information furnished by an Employee at the time of employment.

          13.6 Indemnification. The Company agrees to indemnify and defend to
               ---------------
     the fullest extent permitted by law all fiduciaries who are or were employees of the Company against any liabilities, damages, costs and expenses (including attorney's fees and amounts paid in settlement of any claim approved by the Company) occasioned by their occupying or having occupied a fiduciary position in connection with the Plan except when due to their willful misconduct or gross negligence.

          13.7 Compensation and Expenses. No employee of the Company shall be
               -------------------------
     compensated for his or her services performed in connection with the administration of the Plan. However, all usual and reasonable expenses of the employees of the Company incurred in connection with the administration of the Plan shall be borne by the Company. Any expenses of the Plan not paid by the Company shall be paid from the Trust Fund, if not prohibited by law or applicable regulation.

          13.8 Claim and Appeal Procedure. If any person claiming benefits under
               --------------------------
     the Plan is denied benefits by the Savings Plan Committee, no later than ninety (90) days after the receipt of his or her claim by the Company (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial ninety (90)-day period) he or she shall be furnished with a written notification from the Savings Plan Committee stating:

               (a)  the specific reason(s) for the denial;

               (b) specific references to pertinent Plan provisions on which the denial is based;

               (c) a description of any additional material or information necessary for the claimant to perfect his or her claim and the reason why such material or information is necessary; and

               (d)  the procedure for submitting his or her claim for review.

     After the denial of his or her claim, a claimant shall be entitled to review pertinent documents and to submit to the Savings Plan Committee in writing any issues or comments he or she may have regarding his or her claim for benefits under the Plan. If the claimant cannot settle his or her dispute with a representative of the Savings Plan Committee, he may request a review of his or her claim by the full Savings Plan Committee. Such request must be made by the claimant in writing within sixty (60) days after receipt of notice that his or her claim has been rejected by the Savings Plan Committee. Within sixty (60) days after filing such request the claimant, at the discretion of the Savings Plan Committee, may be granted a hearing. The Savings Plan Committee shall advise the claimant in writing of the disposition of his or her appeal within sixty (60) days (or within one hundred twenty (120) days if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial sixty (60)-day period) after the request for a review of the claim is first received by the Savings Plan Committee, and shall give specific reasons for its decision and specific references to the pertinent Plan provisions on which the decision is based.

                                  ARTICLE XIV
                           AMENDMENT AND TERMINATION

          14.1 Amendment of Plan. The Company reserves the power at any time and
               -----------------
     from time to time to amend any or all of the provisions of the Plan by vote of its Board of Directors without the consent of any person, provided that:

               (a) no amendment shall increase the duties or liabilities of the Trustee without its written consent;

               (b) no amendment shall permit any part of the Trust Fund to revert to the Company or permit any part of the Trust Fund, other than such part as may be required to pay taxes or administration expenses of the Plan or the Trust Fund, to be used for or diverted to purposes other than the exclusive benefit of Employees or their Beneficiaries (except as permitted by the Plan with respect to a Qualified Domestic Relations Order under Code section 414(p)), subject to the provisions of Section 12.3;

               (c) no amendment shall reduce any Participant's accrued benefit in contravention of section 411(d)(6) of the Code..

          14.2 Termination of Plan. While it is the intention of the Company to
               -------------------
     continue the Plan indefinitely, the Company reserves the right to terminate the Plan at any time by vote of its Board of Directors. Upon termination or partial termination of the Plan for any reason or complete discontinuance of contributions thereunder, each affected Participant will have a fully vested and nonforfeitable interest in his or her Accounts in the Plan. All unallocated amounts in the Trust Fund shall be allocated pursuant to the terms of the Plan.

          14.3 Binding effect on other Participating Companies. Any amendment or
               -----------------------------------------------
     termination of the Plan by the Company under Section 14.1 shall bind all of the other Participating Companies without the requirement for action or consent on the part of any such Participating Company. In addition, no Participating Company other than the Company shall have any power to amend, modify, suspend or terminate the Plan as to its own or any other Participating Company's participation therein, and all such power is exclusively vested in the Company. In addition, the Plan shall be treated as if it were maintained by a single employer, and the withdrawal from participation of the Plan of one or more Participating Companies shall not be deemed to be a termination or partial termination of the Plan with respect to the Participants employed by such Participating Company or Companies unless required to be treated as such by applicable laws or regulations.

                                  ARTICLE XV
                          SPECIAL TOP-HEAVY PROVISIONS

          15.1 Provisions to Apply. The provisions of this Article shall apply
               -------------------
for any top-heavy Plan Year notwithstanding anything to the contrary in the Plan.

          15.2 Minimum Contribution. For any Plan Year which is a top-heavy plan
               --------------------
year, the Participating Companies shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Employer by the end of the Plan Year, regardless of whether or not the Participant has elected to make Pay Deferral Contributions for the Year. The minimum contribution shall, in general, equal 3% of each such Participant's Compensation, but shall be subject to the following special rules:

          (a) If the largest contribution on behalf of a key employee for such year, taking into account both Pay Deferral Contributions and Matching Company Contributions, is less than 3% of the key employee's Compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 401(a)(4) or 410.

          (b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of the Employer which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

          (c) If a Participant is also covered by a top-heavy defined benefit plan of the Employer, "5%" shall be substituted for "3%" above in determining the minimum contribution.

          (d) Any additional minimum contributions required by this Section will be provided under the L.S. Starrett Company Employee Stock Ownership Plan. In the event that such additional minimum contributions are not provided under such plan, the Savings Plan Committee will establish (or cause the Trustee to establish) a special Account to which such contributions will be allocated. Distributions from such Account will be made in accordance with the rules applicable to Company Accounts.

               (e) A minimum contribution required under this Section shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory contributions or Pay Deferral Contributions to the Plan, or (iii) compensation less than a stated amount.

          15.3 Special Vesting Schedule. Each Employee who is a Participant at
               ------------------------
     any time during a top-heavy plan year shall be vested in not less than the percentage of each of his or her Accounts as set forth in the following vesting schedule (or the Plan's general vesting schedule, if faster), based on the Participant's Period of Service:

                                     Vested
             Period of Service      Percentage
             -----------------      ----------
             fewer than 2               0%
             2 but fewer than 3        20%
             3 but fewer than 4        40%
             4 but fewer than 5        60%
             5 but fewer than 6        80%
             6 or more                100%

     Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as a top-heavy plan changes for any Plan Year. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift shall be considered to be an amendment to the vesting schedule for all purposes of the Plan.

          15.4 Adjustment to Limitation on Benefits. For purposes of the Code
               ------------------------------------
     section 415 limits, the definitions of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy plan year, by substituting "1.0" for "1.25" in Code sections 415(e)(2)(B) and 415(e)(3)(B), unless the Plan and each plan with which the Plan is required to be aggregated satisfies the requirements of Section 416(h)(2)(A) of the Code, and such Plan year would not be a top heavy plan year if "90 percent" were substituted for "60 percent" in the definition of top heavy plan year.

          15.5 Definitions. For purposes of these top-heavy provisions, the
               -----------
     following terms have the following meanings:

               (a)  "key employee" means a key employee described in Code section 416(i)(l), and "non-key employee" means any employee who is not a key employee (including employees who are former key employees);

               (b) "top-heavy plan year" means a Plan Year if any of the following conditions exist:

                    (1) the top-heavy ratio for the Plan exceeds 60 percent and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

                    (2) the Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

                    (3) the Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

               (c)  "top-heavy ratio":

                    (1) If Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group of plans as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the 5-year period ending on the determination date(s), both computed in accordance with Code section 416. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416.

                    (2) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group of plans as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s)), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

                    (3) For purposes of (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                    (4) The accrued benefit of a Participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

               (d) The "permissive aggregation group" is the required aggregation group of plans plus, at the discretion of the Company, any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

               (e) The "required aggregation group" is (i) each qualified plan of the Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410(b).

               (f) For purposes of computing the top-heavy ratio, the valuation date shall be the last day of the applicable plan year.

               (g) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

                                  ARTICLE XVI
                               SPECIAL PROVISIONS

          16.1 Rights of Employees. Nothing herein contained shall be deemed to
               -------------------
     give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge such Employee at any time, nor shall it be deemed to give the Company the right to require the Employee to remain in its employ, nor to interfere with the Employee's right to terminate his or her employment at any time.

          16.2 Merger or Consolidation of Plan; Transfer of Plan Assets. Unless
               --------------------------------------------------------
     otherwise permitted by law or regulations, this Plan shall not be merged into, or consolidated with, nor shall any assets or liabilities be transferred to, any pension or retirement plan under circumstances resulting in a transfer of assets or liabilities from this Plan to any other plan unless immediately after any such merger, consolidation or transfer each Employee would (if the plan then terminated) receive a benefit after the merger, consolidation or transfer which would be equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).

          16.3 Limitation of Assignment. No benefits payable at any time under
               ------------------------
     the Plan shall be subject in any manner to voluntary or involuntary alienation, sale, transfer, assignment, pledge, garnishment, attachment, execution or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach, execute, levy or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Neither any Plan benefit nor the Trust Fund shall be liable in any manner for or subject to the debts or liabilities of any person entitled to any benefits hereunder. Notwithstanding anything provided herein to the contrary, benefits under the Plan may be paid to an alternate payee pursuant to a Qualified Domestic Relations Order in accordance with the applicable requirements of such Order.

          16.4 Distributions under Qualified Domestic Relations Orders. To the
               -------------------------------------------------------
     extent required by a Qualified Domestic Relations Order, the Savings Plan Committee shall make distributions from a Participant's Accounts to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan. The Savings Plan Committee shall establish reasonable procedures to determine whether a domestic relations order is a Qualified Domestic Relations Order.

          16.5 Rules of Construction. Whenever used herein, a pronoun and
               ---------------------
     adjective in the masculine gender includes the feminine gender unless the context clearly indicates otherwise. The headings of the Plan are inserted for convenience of reference only and shall not be construed as part of the Plan or have any effect upon the meaning of the provisions hereof.

          16.6 Governing Law. The Plan and all provisions thereof will be
               -------------
     governed by the provisions of ERISA, and to the extent not preempted thereby, by the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and on its behalf by its duly authorized officer, this 21st day of December, 1995.

                              THE L.S. STARRETT COMPANY



                              By: /s/ Douglas R. Starrett
                                --------------------------------
                                      Chief Executive Officer